Exhibit 99.1
IMAGE ENTERTAINMENT TO PRESENT AT “ON THE RADAR” BROKER LUNCHEON AT
TORONTO STOCK EXCHANGE ON SEPTEMBER 8, 2008
Company Reiterates Fiscal 2009 Revenue Guidance
CHATSWORTH, Calif., Sept. 5, 2008 — Image Entertainment, Inc. (Nasdaq: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that David Borshell, President, and Jeff Framer, CFO, will present at the “On The Radar” broker luncheon in Toronto on Monday, September 8, 2008 in conjunction with management’s attendance to the Toronto International Film Festival. Following the luncheon, a web cast of the presentation will be available on the Company’s website under the “Investors” section.
David Borshell, President of Image Entertainment commented, “We feel very good about the positive trends we are currently experiencing in our business. We continue to make significant strides advancing our business model, expanding our overall distribution reach and benefiting from existing and new revenue streams, including digital and the high definition Blu-ray disc format.
“With a successful fiscal first quarter behind us, and a positive outlook ahead, it’s time to proactively meet with investors and tell our story,” concluded Borshell.
As part of its continuing outreach program, the Company will also be meeting with investors in New York City and Dallas later this month.
Annual Guidance
At this time, the Company reiterates its annual guidance of net revenues for fiscal 2009 in the range of $115 million to $125 million. The Company has not provided specific earnings guidance, but anticipates that it will be profitable for fiscal 2009 at the high end of the revenue range guidance.
About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, and changes in our business plan, changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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Contact:	Jeff M. Framer Chief Financial Officer 818-407-9100 ext. 299 jframer@image-entertainment.com

Charles Messman and Todd Kehrli MKR Group 323-468-2300 disk@mkr-group.com